Exhibit 10.3

AGREEMENT AND WAIVER

This AGREEMENT AND WAIVER (this “Agreement”), dated as of June 20, 2025, is entered into by and among ECD Automotive Design, Inc. (f/k/a EF Hutton Acquisition Corporation I), a Delaware corporation (the “Company”), the investor signatory below (the “Holder”), and solely for purposes of the Periodic Filing Triggering Events (as defined below), the Target (as defined below).

RECITALS

A. The Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of October 6, 2023 (the “EFHT SPA”), pursuant to which, among other things, the Holder acquired a certain Senior Secured Convertible Note of the Company with an aggregate original principal amount of $15,819,209 (the “EFHT Note”), which was subsequently exchanged into a Senior Secured Convertible Note of the Company in form and substance identical to the EFHT Note, on December 12, 2023, concurrently with the Business Combination Closing (as defined in the EFHT SPA) (the “December Note”).

B. Humble Imports Inc (d/b/a ECD Auto Design), a Florida corporation (the “Target”) and the Holder are parties to that certain Securities Purchase Agreement, dated as of October 6, 2023 (the “Humble SPA”), pursuant to which, among other things, the Holder acquired (i) shares of common stock of the Target (the “Common Shares”), (ii) shares of a series of convertible preferred stock of the Target designated as Series A Convertible Preferred Stock, no par value (the “Series A Preferred Stock”), the terms of which are set for in that certain certificate of designations for such Series A Preferred Stock (the “Series A Certificate of Designations”), (iii) a warrant to purchase additional shares of Series A Preferred Stock (the “December Preferred Warrants”) and (iv) a warrant to purchase shares of common stock of the Target (the “December Common Warrant”, together with the Common Shares, the shares of Series A Preferred Stock, the Preferred Warrants and the Common Warrants, the “Target Securities”), which Target Securities, were exchanged for securities of the Company in form and substance identical to the Target Securities, mutatis mutandis (collectively, the “Exchanged Securities”), on December 12, 2023, concurrently with the Business Combination Closing (as defined in the EFHT SPA).

C. The Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of August 9, 2024 (the “August SPA”), pursuant to which, among other things, the Holder purchased (i) a certain Senior Secured Convertible Note of the Company with an aggregate original principal amount of $1,154,681 (the “August Note”), (ii) certain shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Company (the “August Commitment Shares”), and (iii) a warrant to purchase Common Stock (the “August Common Warrant”).

D. The Company and the Holder are parties to (i) that certain Securities Purchase Agreement, dated as of January 8, 2025 (the “January SPA”), pursuant, among other things, to which the Holder purchased (a) a Senior Secured Convertible Note of the Company with an aggregate original principal amount of $1,724,100 (the “January Note”, together with the December Note, the “Preexisting Notes”), (b) shares of Common Stock (the “January Commitment Shares”), and (c) a warrant to purchase Common Stock (the “January Common Warrant”, together with the December Common Warrant and the August Common Warrant, the “Existing Common Warrants”), and (ii) that certain Registration Rights Agreement, dated as of January 13, 2025 (the “January RRA”), pursuant to which the Company has provided the Holder certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, with respect to the Registrable Securities (as defined in the January RRA).

E. The Company and the Holder are parties to that certain business loan and security agreement, dated as of April 4, 2025 (the “Loan Agreement”), pursuant to which the Company received a term loan from the Holder in the original principal amount of $1,824,300 (the “Loan”), which Loan is secured by all properties, rights and assets of the Company in favor of the Holder, in its capacity as collateral agent.

F. The Company and the Holder are parties to that certain Amendment and Exchange Agreement, dated as of May 14, 2025 (the “Exchange Agreement”), pursuant to which, among other things, the Holder exchanged that certain August Note into shares of a new series of preferred stock of the Company designated as Series B Convertible Preferred Stock, $0.0001 par value (the “Series B Preferred Stock”), the terms of which are set forth in that certain certificate of designations for such Series B Preferred Stock (the “Series B Certificate of Designations”, and together with the Series A Certificate of Designations, the “Certificates of Designations”).

G. The Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of June 5, 2025 (the “June SPA”, together with the Exchange Agreement, the EFHT SPA, the Humble SPA, the August SPA and the January SPA, the “Existing Agreements”), pursuant to which, among other things, the Holder purchased a Senior Secured Convertible Note of the Company with an aggregate original principal amount of $823,960.33 (the “June Note”, together with the Preexisting Notes, the “Existing Notes”).

H. Pursuant to Section 2(e) of the January RRA, the Company is required to timely file a Registration Statement (as defined in the January RRA) covering the resale of all of the Registrable Securities and use its best efforts to have such Registration Statement declared effective by the Securities and Exchange Commission (the “SEC”) by the Effectiveness Deadline (as defined in the January RRA). As a result of the Company’s failure to timely file and have declared effective the applicable Registration Statement pursuant to the January RRA, prior to the date hereof, a Filing Failure (as defined in the January RRA) and an Effectiveness Failure (as defined in the January RRA) have occurred thereunder. Furthermore, pursuant to Section 4(a)(i) of the January Note, an Event of Default (as defined in the January Note) has occurred thereunder as a result of the aforementioned Filing Failure and Effectiveness Failure (collectively, the “Registration Failures”, and such Event of Default with respect thereto, the “Registration Defaults”).

I. Pursuant to Section 4(a)(xiv) of each of the Preexisting Notes and Section 4(a)(xxiii) of the January Note and June Note, Events of Defaults have occurred under each of the Existing Notes as a result of the Company’s failure to timely file its periodic filings with the SEC as required by Section 4(c) of the EFHT SPA and Section 4(c) of the January SPA prior to the date hereof (each such Event of Default, collectively, the “Periodic Filing Defaults”).

J. Pursuant to Section 4(a)(xvii) of each of the Existing Notes and Section 4(a)(xxiii) of the January Note and June Note, Events of Defaults have occurred under each of the Existing Notes as a result of the Company’s failure to satisfy the Financial Tests set forth in Section 15(t) of each of the Existing Notes prior to the date hereof (each such Event of Default, collectively, the “Financial Test Defaults”).

K. Pursuant to Section 4(a)(xiv) of each of the Existing Notes and Section 4(a)(xxiii) of the January Note and June Note, Events of Defaults have occurred under each of the Existing Notes as a result of the Company’s failure to provide notice of the Registration Defaults, the Periodic Filing Defaults, the Financial Test Defaults in accordance with Section 4(b) of each of the Existing Notes (each such Event of Default, collectively, the “Notice Defaults”, together with the Registration Defaults, the Periodic Filing Defaults and the Financial Test Defaults, the “Disclosed Defaults”).

L. Pursuant to Section 5(a)(xiii) of the Series A Certificate of Designations, Triggering Events have occurred as a result of the Company’s failure to timely file its periodic filings with the SEC as required by Section 4(c) of the Humble SPA (each such Event of Default, collectively, the “Periodic Filing Triggering Events”).

M. Pursuant to Section 5(a)(xiii) of the Series A Certificate of Designations, Triggering Events have occurred as a result of the Company’s failure to satisfy the Financial Tests set forth in Section 17(p) of the Series A Certificate of Designations prior to the date hereof (each such Triggering Event, collectively, the “Financial Test Triggering Events”).

N. Pursuant to Section 5(a)(xiii) of the Series A Certificate of Designations, Triggering Events have occurred as a result of the Company’s failure to provide notice of the Periodic Filing Triggering Events and the Financial Test Triggering Events in accordance with Section 5(b) of each of the Series A Certificate of Designations (each such Triggering Event, collectively, the “Notice Triggering Events”, together with Periodic Filing Triggering Events and the Financial Test Triggering Events, the “Series A Triggering Events”).

O. Defaults have occurred under the Loan Agreement as a result of the Company’s failure to make the weekly payments of principal and interest due under the Loan Agreement (the “Loan Agreement Defaults”).

P. The Company desires that the Holder waive, in part, (a) the definition of “Excluded Securities” in Section 19(v) of the January Common Warrant, such that (i) the shares of Common Stock issuable upon conversion of the December Notes, (ii) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, (iii) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, (iv) the shares of Common Stock issuable upon exercise of the December Common Warrant, and (v) the shares of Common Stock issuable upon exercise of the August Common Warrant, shall each be deemed to be “Excluded Securities” under the January Common Warrant (the “Antidilution Waiver”), (b) Section 2(d) of the Existing Common Warrants, solely with respect to the Company’s entry into the Exchange Agreement and the June SPA (the “New Agreement Waivers”), (c) the Registration Failures, the Disclosed Defaults and the Series A Triggering Events during the period (the “Limited Waiver Period”) commencing at the Effective Time (as defined below) through, and including the twelve (12) month anniversary hereof (the “Breach Waivers”), (d) the definition of “Available Cash Test” in Section 15(t)(i) of each of the Existing Notes shall be waived, such that commencing on March 31, 2026, the definition of “Available Cash Test” shall be deemed to refer to the Company’s Available Cash equaling or exceeding $500,000 (the “First Financial Covenant Waiver”), (e) the Interest Reserve Test in Section 15(t)(ii) of each of the Existing Notes and the Total Leverage Ratio Test in Section 15(t)(iv) of each of the Preexisting Notes, such that the aforementioned Financial Tests (as defined in the Preexisting Notes) shall no longer apply (the “Second Financial Covenant Waivers”), (f) the “Minimum Adjusted EBITDA Test” (as defined in each of the Existing Notes) shall be waived, such that commencing with the Fiscal Quarter (as defined in the Existing Notes) ending June 30, 2025, the Company’s Minimum Adjusted EBITDA for such Fiscal Quarter shall be at least equal to $(750,000), and thereafter, with respect to any given Fiscal Quarter, such Minimum Adjusted EBITDA shall increase by $125,000 with each successive Fiscal Quarter, irrespective of the Company’s actual Adjusted EBITDA in any prior Fiscal Quarter (the “Third Financial Covenant Waiver”, together with the First Financial Covenant Waiver and the Second Financial Covenant Waiver, the “Financial Covenant Waivers”), (g) Section 2(a) of the Existing Notes during the Limited Waiver Period solely with respect to any Fiscal Quarter in which the Company’s cash balance is less than $5,000,000 on any given Trading Day (as defined in the Existing Notes) (any such Fiscal Quarter, each an “Eligible Fiscal Quarter”), such that any Interest accrued under the respective Existing Notes in any such Eligible Fiscal Quarter, automatically capitalizes on the Interest Date in such Eligible Fiscal Quarter by adding such Interest to the Principal of each respective Existing Note (the “Interest Waiver”), (h) the right to effect an Alternate Conversion (as defined in the Preexisting Notes) under the Existing Notes solely with respect to the Disclosed Defaults during the Limited Waiver Period (the “Alternate Conversion Waiver”), and (i) during the Limited Waiver Period, so long as the Company’s cash balance is less than $5,000,000, the Loan Agreement Defaults and the Company’s weekly obligation to make payments of principal and interest under the Loan Agreement (the “Loan Agreement Waiver” and collectively with the Antidilution Waiver, the New Agreement Waivers, the Breach Waivers, the Financial Covenant Waivers, the Interest Waiver, and the Alternate Conversion Waiver, the “Limited Waivers”).

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waivers. Effective as of the Effective Time, the Holder shall be deemed to have granted the Limited Waivers.

2. Amendment; Ratification.

(a) On and after the Effective Time, each of the Existing Agreements are hereby amended as follows: the defined term “Transaction Documents” is hereby amended to include this Agreement.

(b) Except as otherwise expressly provided herein, as of the Effective Time, the Existing Agreements and each other Transaction Document (as defined in the each Existing Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Time: (i) all references in any Existing Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to such Existing Agreement shall mean such Existing Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the such Agreement, “thereto”, “thereof”, “thereunder” or words of like import referring to the applicable Existing Agreement shall mean such Existing Agreement as amended by this Agreement.

3. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first (1st) Business Day (as defined in the June SPA) after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement as exhibits to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries (as defined in the June SPA) or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

4. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $15,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby. The parties hereto acknowledge and agree that such Legal Fee Amount shall be included in clause (E) of the definition of Conversion Amount (as defined in the June Note) and shall not be payable in cash unless an Event of Default (other than the Disclosed Defaults) has occurred or is continuing.

5. Effective Time. Except as otherwise set forth in this Section 5, this Agreement shall be effective (the “Effective Time”) upon the time of due execution and delivery by the Company and the Holder of this Agreement.

6. Ratification. Except as otherwise expressly provided herein, the Transaction Documents (as defined in each of the Existing Agreements), are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

7. Miscellaneous. Section 9 of the June SPA is hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

ECD Automotive Design, Inc.

By:
	Name:	Benjamin Piggott
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

[ ]

By:
	Name:	[ ]
	Title:	Managing Partner

Agreed and accepted solely as to
the Periodic Filing Triggering Events:

HUMBLE IMPORTS INC (D/B/A ECD AUTO DESIGN)

By:
Name:
Title: